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                                                                     EXHIBIT 5.1
                               (S&S Letterhead)



                               February 13, 1997



Synetic, Inc.
669 River Drive
River Drive Center II
Elmwood Park, New Jersey 07407


Ladies and Gentlemen:

        We have acted as counsel to Synetic, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (Registration No. 333-21041), as it may be amended (the "Registration Statement") including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), relating to (i) the proposed public offering (the "Offering") of $150,000,000 aggregate principal amount (the "Initial Securities") of the Company's Convertible Subordinated Debentures due February 15, 2007 (the "Debentures") and an additional $22,500,000 aggregate principal amount (the "Option Securities") of Debentures which are subject to an over-allotment option granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), pursuant to a Purchase Agreement (the "Purchase Agreement") between the Underwriter and the Company (a form of which has been filed as an exhibit to the Registration Statement) and (ii) the registration of a presently indeterminable number of shares (the "Conversion Shares") of Common Stock, $.01 par value per share, of the Company issuable upon conversion of such Debentures. The Initial Securities and the Option Securities are hereinafter referred to together as the "Securities." The Securities will be issued pursuant to the terms of an Indenture (the "Indenture") between the Company and the United States Trust Company of New York, as trustee (the "Trustee"). The form of the Indenture is filed as an exhibit to the Registration Statement.
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        In this capacity, we have examined the Registration Statement, the form of the Purchase Agreement, the form of the Indenture and the originals, or copies, identified to our satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates of officers of the Company and certificates of public officials.

        For purposes of this opinion, we have assumed that the Indenture will be valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

        Our opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinions herein concerning any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the issuance of the Securities has been duly authorized by the Company and, when the Purchase Agreement and the Indenture have been duly authorized, executed and delivered by the parties thereto and when the Securities have been duly executed by the Company and authenticated by the Trustee, and issued and sold to the Underwriter by the Company pursuant to the Purchase Agreement, the Securities will be duly issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. When the issuance of the Conversion Shares has been duly authorized by the Company and when the Conversion Shares have been duly reserved for issuance by the Company and when the Conversion Shares have been issued upon conversion of the Securities in accordance with the terms of the
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        Securities and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                    Very truly yours,

                                                    /s/ Shearman & Sterling